UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

_____________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-24185

Date of Report: August 12, 2008

CHINA AOXING PHARMACEUTICAL COMPANY, INC.
(Exact name of registrant as specified in its charter)
Florida	65-0636168
(State of Other Jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

40 Wall Street, 28th Floor, New York, NY	10005
(Address of principal executive offices)	(Zip Code)

(646) 512-5662
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03

Creation of a Direct Financial Obligation

On May 1, 2008 China Aoxing Pharmaceutical Company, Inc. (China Aoxing”) completed the acquisition of an additional 35% interest in Hebei Aoxing Pharmaceutical Group Co. Ltd. ("Hebei Aoxing") from its Chairman and Chief Executive Officer, Mr. Zhenjiang Yue.  In consideration for the equity in Hebei Aoxing, China Aoxing issued to Mr. Yue a Junior Subordinated Promissory Note in the principal amount of $3.42 million (the “May 1 Note”).  The principal and accrued interest on the May 1 Note were payable on December 31, 2012 in U.S. Dollars.

On August 12, 2008 China Aoxing and Mr. Yue entered into an Amended Junior Subordinated Promissory Note, which China Aoxing exchanged for the May 1 Note.  The Amended Note is identical to the May 1 Note except that the principal amount of the Note is 24 million Renminbi, payable along with accrued interest in that currency, and the maturity date is December 31, 2011.

Item 9.01

Financial Statements and Exhibits

Exhibits

10-a.

Amended Junior Subordinated Promissory Note dated May 1, 2008 and amended on August 12, 2008, issued to Zhenjiang Yue.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Aoxing Pharmaceutical Company, Inc.

Dated:  August 19, 2008

By: /s/ Zhenjiang Yue

       Zhenjiang Yue, Chief Executive Officer